EXHIBIT 99.1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned parties hereby agree to the joint filing on behalf of each of them of the Schedule 13D to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Stock of RiceBran Technologies, Inc. This agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

It is understood and agreed that a copy of this agreement shall be attached as an exhibit to Schedule 13D, and any amendments thereto, filed on behalf of the parties hereto.

EXECUTED this 27th day of April, 2016.

LF-RB MANAGEMENT, LLC

By:	/s/ Gary L. Herman
Gary L. Herman
Managing Member

By:	/s/ Michael Goose
Michael Goose
Managing Member

/s/ Gary L. Herman
Gary L. Herman

/s/ Michael Goose
Michael Goose

/s/ Stephen D. Baksa
Stephen D. Baksa

/s/ Richard Jacinto
Richard Jacinto

/s/ Richard Bellofatto
Richard Bellofatto

/s/ Larry Hofpspirger
Larry Hofpspirger

/s/ Edward M. Giles
Edward M. Giles